06/24/2005 14:47 FAX 713 718 3415 US ATTORNEY SDTX Q002

[U.S. Department of Justice Logo]

United States Department of Justice

United States Attorney
Southern District of Texas
910 Travis, Suite 1500
P. 0. Box 61129

Houston, Texas 77208-1129
Switchboard (713) 567-9000
Facsimile (713) 718-3304

Donald J. DeGabrielle
First Assistant United States Attorney
Direct Dial (713) 567-9302

June 24, 2005

Thomas E. Holliday, Esq.
Nicola T. Hanna, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071-1504

Lawrence D. Finder, Esq.
Haynes Boone
1221 McKinney St.
Suite 2100
Houston, TX 77010-2007

Re: ITT Educational Services, Inc.

Dear Counsel:

As you know, the United States Attorney's Office for the Southern District of Texas is conducting a criminal investigation of ITT Educational Services, Inc., d/b/a ITT Technical Institute ("ITT") that has included the execution of federal search warrants at eleven ITT locations on February 25, 2004.

As of the date of this letter, the criminal investigation of ITT by the United States Attorney's Office for the Southern District of Texas has not revealed evidence sufficient to continue the designation of ITT, or any of its "senior management" (defined as executives at the headquarters level), as targets or subjects.

We anticipate, and you have confirmed, that ITT will continue its full cooperation with the United States Attorney's Office as the investigation of the conduct of other individuals continues.

Sincerely yours,

CHUCK ROSENBERG
United States Attorney

By /s/ Donald J. DeGabrielle